Exhibit 10.1

CONFIDENTIAL

August 13, 2025

VIA EMAIL

Trina Solar (US), Inc.

7100 Stevenson Boulevard

Fremont, California 94538

Attention: Legal Department; Steve Liang

Email: steve.liang@trinasolar.com

With a copy to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019-6119

United States

Attention: Catherine X. Pan-Giordano

Kevin Maler

Email: pan.catherine@dorsey.com

maler.kevin@dorsey.com

RE:	Amendment to Sales Agency Agreement (the “Amendment”)

Reference is made to the Sales Agency Agreement by and between Trina Solar (US), Inc. (“TUS”) and T1 G1 Dallas Solar Module (Trina) LLC (f/k/a Trina Solar US Manufacturing Module 1 LLC) (“G1”) dated December 23, 2024 (the “Sales Agency Agreement”). Capitalized terms used herein and not otherwise defined have the meaning given to them in the Sales Agency Agreement.

The Parties hereby agree that a new Section 6.9 shall be added to the Sales Agency Agreement as set out below:

6.9	Service Fees. Notwithstanding anything to the contrary in this Agreement, any and all Service Fees that are payable or that become payable by G1 on or following the date of this Amendment, shall be deferred, without interest, and no payments shall be due with respect to such Service Fee, until the earlier of (i) thirty (30) days following the date on which G1 or its Affiliates receives a cash payment with respect to any 45X Tax Credits, including as a result of any election under Section 6418 of the Code with respect to the relevant 45X Tax Credit and (ii) August 15, 2026.

Miscellaneous.

(a)	The Sales Agency Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

(b)	Any reference to the Sales Agency Agreement contained in any document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to be references to the Sales Agency Agreement as amended by this Amendment. Any reference to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import contained in the Sales Agency Agreement shall be deemed to be references to the Sales Agency Agreement as amended by this Amendment.

(c)	This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts of laws.

(d)	This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement. This Amendment may be executed and delivered in counterpart signatures delivered via electronic transmission and any such counterpart so delivered shall be deemed to be an original instrument.

[Signature page follows]

Sincerely,

T1 G1 Dallas Solar Module (Trina) LLC

/s/ Evan Calio
Name	Evan Calio
Title:	President and Treasurer

Accepted and Agreed:

Trina Solar (US), Inc.

/s/ Su Wang
Name:	Su Wang
Title:	Treasurer